UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 28, 2023 (April 28, 2023)

Malvern Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54385	45-5307782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania	19301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MLVF	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07       Submission of Matters to a Vote of Security Holders.

Malvern Bancorp, Inc. (the “Company”) held a special meeting of shareholders on April 28, 2023 (the “Special Meeting”) related to the Company’s proposed merger with First Bank. At the close of business on March 10, 2023, the record date of the Special Meeting, there was a total of 7,664,765 shares of common stock outstanding and entitled to vote at the Special Meeting. 5,756,920 shares of common stock were represented at the Special Meeting, therefore a quorum was present.

At the Special Meeting the Company’s shareholders voted on three proposals (collectively, the “Proposals”), as more specifically described in the Company’s joint proxy statement/offering circular, dated March 30, 2023. All Proposals received the necessary votes from the Company’s shareholders to pass such Proposals.

Set forth below are the final results of shareholder votes for all Proposals.

Proposal 1 – To Adopt The Agreement And Plan Of Merger

A proposal to adopt the Agreement and Plan of Merger dated as of December 13, 2022, by and among Malvern Bank, National Association (“Malvern Bank”), the Company, and First Bank (the “merger agreement”), providing for the merger of the Company with and into First Bank (through a newly created merger subsidiary of First Bank), immediately followed by the merger of Malvern Bank with and into First Bank (collectively, the “merger”), whereby the shareholders of the Company will receive, for each outstanding share of Company common stock that they own at the effective time of the merger, 0.7733 shares of First Bank common stock and $7.80 in cash, subject to adjustment as described in the merger agreement (the “Malvern merger proposal”), was approved by the requisite number of votes cast by shareholders, as indicated below:

For	Against	Abstain	Broker Non-Votes
5,700,737	55,991	192	0

Proposal 2 – To Approve Executive Compensation In Connection With The Merger

A proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of the Company in connection with the transactions contemplated by the merger agreement, was approved by the requisite number of votes cast by shareholders, as indicated below:

For	Against	Abstain	Broker Non-Votes
4,983,423	669,695	103,802	0

Proposal 3 – To Adjourn The Special Meeting

A proposal to adjourn the Special Meeting, if necessary and appropriate, to solicit additional proxies in favor of the Malvern merger proposal, was approved by the requisite number of votes cast by shareholders, as indicated below:

For	Against	Abstain
5,615,878	140,581	461

Although Proposal 3 was approved, the adjournment of the Special Meeting was not necessary because the Company’s shareholders approved Proposal 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Dated: April 28, 2023	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi
Executive Vice President and Chief Financial Officer